                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-K/A

                                 CURRENT REPORT



           Pursuant to Section 13 or 15(d) of the Securities Exchange
                                   Act of 1934

                Date of Report (Date of earliest event reported):
                                February 5, 1998



                           AMERICAN HOMEPATIENT, INC.
             (Exact name of registrant as specified in its charter)


  Delaware                         0-19532                     62-1474680
  --------                         -------                     ----------
(State of other                  (Commission                   (I.R.S. Employer
jurisdiction of                  File Number)                  Identification
incorporation)                                                 Number)


            5200 Maryland Way, Suite 400, Brentwood, Tennessee 37027
            ---------------------------------------------------------
                    (Address of principal executive offices)


                                 (615) 221-8884
                              ---------------------
              (Registrant's telephone number, including area code)


                                 Not applicable
                             ---------------------
              (Former name, former address and former fiscal year,
                          if changed since last report)


-------------------------------------------------------------------------------

Those portions of Item 7 (Financial Statements and Exhibits) of the Current Report on Form 8-K dated February 17, 1998 are amended and restated in their entirety as follows:


                                                                              Page
                                                                             Number:
                                                                             ------
(a) Financial Statements of Business Acquired

    (i)  Audited balance sheet of National Medical Systems, Inc. as of August 31, 1997 and the related statements of operations and shareholders' equity and cash flows for the year then
         ended. Unaudited balance sheet of National Medical
         Systems, Inc. as of November 30, 1997 and related
         unaudited statements of operations and cash flows for
         the three months ended November 30, 1997 and 1996.                    5

(b) Pro Forma Financial Information

    (i)  Introductory information                                              19

    (ii) Unaudited pro forma selected income statement data of
         American HomePatient, Inc. for year ended December
         31, 1997.                                                             20


Item 2. Acquisition or Disposition of Assets

The Registrant reports the following acquisition to inform its security holders:

Pursuant to a Stock Purchase Agreement, the Registrant's wholly-owned subsidiary, American HomePatient, Inc., a Tennessee corporation (the "Subsidiary"), consummated on February 5, 1998, through arm's-length negotiations, the acquisition of the stock of National Medical Systems, Inc. ("NMS"), an Arkansas corporation. The stock was sold by James G. Mosley, his sons James S. Mosley and William Kent Mosley, and certain affiliated limited partnerships and trusts. The acquisition will be accounted for as a purchase. The purchase price was approximately $35,350,000 consisting of $1,000,000 by promissory note, approximately $17,785,000 by satisfaction or assumption of outstanding debt obligations, and the remainder in cash. The cash portion of the purchase price was funded through operations and an existing credit facility with a consortium of financial institutions headed by Bankers Trust Company.

NMS had operated a home health care business in Arkansas, Oklahoma and Texas, and the Registrant, through its subsidiary, intends to use the acquired assets to continue to operate the home health business.

Item 7. Financial Statements and Exhibits.


                                                                              Page
                                                                              ----
     a.  Financial Statements of Business Acquired

         i.  Audited balance sheets of National Medical Systems,
             Inc. as of August 31, 1997 and the related statements of
             operations and shareholders' equity and cash flows for
             the year then ended. Unaudited balance sheet of
             National Medical Systems, Inc. as of November 30,
             1997 and the related unaudited statements of
             operations and cash flows for the three months
             ended November 30, 1997 and 1996.                                 5

     b.  Pro Forma Financial Information

         i.  Introductory information                                          19

         ii. Unaudited pro forma selected income statement data
             of American HomePatient, Inc. for the year ended
             December 31, 1997.                                                20

     c.  Exhibits.  None

                         NATIONAL MEDICAL SYSTEMS, INC.

                              FINANCIAL STATEMENTS
                   AS OF AUGUST 31, 1997 AND NOVEMBER 30, 1997

                             TOGETHER WITH REPORT OF
                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



The Board of Directors
National Medical Systems, Inc.:

We have audited the consolidated balance sheet of National Medical Systems, Inc. as of August 31, 1997 and the related consolidated statements of income, shareholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of National Medical Systems, Inc. as of August 31, 1997, and the consolidated results of its operations and its consolidated cash flows for the year then ended, in conformity with generally accepted accounting principles.

Hudson, Cisne & Company


January 13, 1998

                         NATIONAL MEDICAL SYSTEMS, INC.


                           CONSOLIDATED BALANCE SHEETS



                                                           AUGUST 31,     NOVEMBER 30,
                     ASSETS                                  1997            1997
 --------------------------------------------------      ------------    -------------
                                                                          (unaudited)
CURRENT ASSETS:

    Cash                                                $    194,628     $     97,505
    Marketable securities                                    881,727          893,294
    Trade accounts receivable, net of allowance for
       doubtful accounts of $3,018,000 and $2,896,000      7,945,756        7,847,554
    Accounts receivable - related parties                    763,940          964,538
    Supplies inventory                                     2,512,207        2,762,278
    Prepaid income taxes                                     136,134          280,761
    Deferred income tax asset                              1,194,717        1,250,000
                                                        ------------     ------------
          Total current assets                            13,629,109       14,095,930
                                                        ------------     ------------
RENTAL EQUIPMENT, NET OF ACCUMULATED
    DEPRECIATION OF $7,487,976 AND $8,122,969,
    RESPECTIVELY                                          13,323,624       13,293,884
                                                        ------------     ------------
PROPERTY AND EQUIPMENT:
    Leasehold improvements                                 3,545,131        3,610,350
    Automobiles and trucks                                 2,013,484        1,955,202
    Furniture, fixtures and equipment                      4,761,375        4,799,445
                                                        ------------     ------------
                                                          10,319,990       10,364,997
    Accumulated depreciation and amortization             (5,882,781)      (5,962,819)
                                                        ------------     ------------
          Net property and equipment                       4,437,209        4,402,178
                                                        ------------     ------------
NOTE RECEIVABLE - RELATED PARTY                              113,861          110,868
                                                        ------------     ------------


OTHER ASSETS                                               1,148,668          976,178
                                                        ------------     ------------

                                                        $ 32,652,471     $ 32,879,038
                                                        ============     ============





                                   (Continued)

                             See accompanying notes.

                         NATIONAL MEDICAL SYSTEMS, INC.


                           CONSOLIDATED BALANCE SHEETS

                                   (Continued)


                                                               AUGUST 31,      NOVEMBER 30,
      LIABILITIES AND SHAREHOLDERS' EQUITY                        1997             1997
 ---------------------------------------------------          -----------      ------------
                                                                                (unaudited)
CURRENT LIABILITIES:

    Current portion of long-term debt                         $  3,384,814     $  3,215,573
    Current portion of capital lease obligations                 2,187,651        2,078,268
    Accounts payable - trade                                     4,412,531        4,534,477
    Accrued expenses                                             1,230,022        1,082,341
                                                              ------------     ------------
          Total current liabilities                             11,215,018       10,910,659
                                                              ------------     ------------
LONG-TERM DEBT, LESS CURRENT PORTION                             9,473,945        9,758,128
                                                              ------------     ------------
CAPITAL LEASE OBLIGATIONS, LESS CURRENT PORTION                  4,811,456        4,570,883
                                                              ------------     ------------
DEFERRED INCOME TAXES                                            2,534,724        2,860,871
                                                              ------------     ------------
SHAREHOLDERS' EQUITY:
    Common stock, $.10 par value; authorized
       20,000,000 shares; issued and outstanding 1,371,600         137,160          137,160
    Preferred stock, $.10 par value; authorized 1,000,000
       shares; issued and outstanding - 363,540
       and 348,660 shares, respectively                             36,354           34,866
    Guaranteed employee stock ownership plan
       obligation                                               (1,371,429)      (1,342,857)
    Retained earnings                                            5,815,243        5,949,328
                                                              ------------     ------------
          Total shareholders' equity                             4,617,328        4,778,497
                                                              ------------     ------------
                                                              $ 32,652,471     $ 32,879,038
                                                              ============     ============




                             See accompanying notes.

                         NATIONAL MEDICAL SYSTEMS, INC.


                        CONSOLIDATED STATEMENTS OF INCOME

                                                                        THREE MONTHS ENDED
                                                    YEAR ENDED             NOVEMBER 30,
                                                    AUGUST 31,      --------------------------
                                                       1997             1996           1997
                                                   -----------      -----------    -----------
                                                                    (unaudited)    (unaudited)
REVENUES:
    Equipment rental                              $ 23,312,168     $  5,647,780    $  6,016,184
    Sales of rental equipment and supplies          10,132,286        2,636,941       2,518,604
    Repairs and other                                  633,961          130,404         153,505
                                                  ------------     ------------    ------------
          Total revenues                            34,078,415        8,415,125       8,688,293
                                                  ------------     ------------    ------------
COST AND EXPENSES:
    Cost of sales                                    4,933,559        1,369,344       1,265,937
    Selling, general and administrative             22,440,680        5,377,952       5,710,239
    Depreciation                                     3,242,788          745,298         917,468
    Interest                                         1,780,446          428,428         467,109
                                                  ------------     ------------    ------------
          Total cost and expenses                   32,397,473        7,921,022       8,360,753
                                                  ------------     ------------    ------------
INCOME BEFORE INCOME TAXES                           1,680,942          494,103         327,540
                                                  ------------     ------------    ------------
INCOME TAX PROVISION (BENEFIT):
       Current                                         (66,697)          76,497        (135,427)
       Deferred                                        411,455          100,824         270,864
                                                  ------------     ------------    ------------
          Total income tax provision (benefit)         344,758          177,321         135,437
                                                  ------------     ------------    ------------
NET INCOME                                        $  1,336,184     $    316,782    $    192,103
                                                  ============     ============    ============




                             See accompanying notes.

                         NATIONAL MEDICAL SYSTEMS, INC.


                 CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

                       FOR THE YEAR ENDED AUGUST 31, 1997

                                                                    GUARANTEED
                                        COMMON       PREFERRED         ESOP          RETAINED
                                        STOCK         STOCK         OBLIGATION       EARNINGS          TOTAL
                                       --------     ----------      -----------     -----------     -----------
BALANCE AT AUGUST 31, 1996           $   137,160    $    42,304     $(1,485,714)    $ 4,711,142     $ 3,404,892

    Decrease in ESOP obligation               --             --         114,285              --         114,285
    Redemption of preferred stock             --         (5,950)             --        (232,083)       (238,033)
    Net income                                --             --              --       1,336,184       1,336,184
                                     -----------    -----------     -----------     -----------     -----------
BALANCE AT AUGUST 31, 1997           $   137,160    $    36,354     $(1,371,429)    $ 5,815,243     $ 4,617,328
                                     ===========    ===========     ===========     ===========     ===========






                             See accompanying notes.

                         NATIONAL MEDICAL SYSTEMS, INC.


                      CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                                  THREE MONTHS ENDED
                                                               YEAR ENDED            NOVEMBER 30,
                                                               AUGUST 31,   ---------------------------
                                                                 1997            1996            1997
                                                              -----------     -----------     -----------
                                                                              (unaudited)     (unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net income (loss)                                         $ 1,336,184     $   316,782     $   192,103
    Adjustments to reconcile net income (loss) to net cash
       provided by (used in) operating activities:
          Depreciation and amortization                         3,651,851         849,043         988,738
          Increase in cash surrender value of life
              insurance                                             5,011               -               -
          Change in provision for doubtful accounts               (22,000)        100,000        (122,000)
          Deferred income tax                                     411,463         100,824         270,864
          Gain on sale of property and equipment                  (29,520)         (5,636)         (3,614)
          Changes in assets and liabilities:
              Trade accounts receivable                          (233,474)       (548,514)        220,202
              Accounts and note receivables - related
                 parties                                         (439,531)       (104,156)       (197,605)
              Supplies inventory                                 (387,260)        (13,765)       (250,071)
              Prepaid income taxes                               (136,134)         14,006        (144,627)
              Rental equipment, net                            (5,168,991)       (915,681)       (660,617)
              Other assets                                       (371,233)         (4,769)        105,722
              Accounts payable - trade                          1,788,905         893,122         121,946
              Accounts payable - related party                          -               -               -
              Accrued expenses                                    472,252          50,830        (147,681)
              Income taxes payable                               (399,985)       (179,572)              -
                                                              -----------     -----------     -----------
                    Net cash provided by (used in)
                        operating activities                      477,538         552,514         373,360
                                                              -----------     -----------     -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
    Purchase of marketable securities                             (43,575)        (10,787)        (11,567)
    Purchases of property and equipment                        (1,126,669)       (337,666)       (221,237)
    Proceeds from sale of property and equipment                  167,286          34,655          32,770
                                                              -----------     -----------     -----------
                    Net cash used in investing activities      (1,002,958)       (313,798)       (200,034)
                                                              -----------     -----------     -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
    Net borrowings under line of credit                           447,891         338,483         707,000
    Proceeds from notes payable and capital leases              3,564,370         156,491         110,956
    Payments on notes payable and capital lease
          obligations                                          (3,456,775)       (826,042)     (1,052,969)
    Redemption of preferred stock                                (238,033)        (59,508)        (59,508)
    Deferred loan fees                                           (107,556)              -          (4,500)
    Decrease in ESOP obligation                                   114,285          28,571          28,572
                                                              -----------     -----------     -----------
                    Net cash provided by financing
                        activities                                324,182        (362,005)       (270,449)
                                                              -----------     -----------     -----------
NET (DECREASE) INCREASE IN CASH                                  (201,238)       (123,289)        (97,123)

CASH AT BEGINNING OF PERIOD                                       395,866         395,865         194,628
                                                              -----------     -----------     -----------
CASH AT END OF PERIOD                                         $   194,628     $   272,576     $    97,505
                                                              ===========     ===========     ===========





                             See accompanying notes.

                         NATIONAL MEDICAL SYSTEMS, INC.


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      NATURE OF OPERATIONS

      National Medical Systems, Inc. (the "Company") rents (principally on a weekly and monthly basis) and sells medical equipment and other home care products to individuals in Arkansas, Texas and Oklahoma. These products and services, which are typically prescribed by a physician, include respiratory therapy equipment, convalescent medical equipment, and home infusion therapy products. The Company's pricing policy and revenue mix are significantly influenced by Medicare regulations.

      PRINCIPLES OF CONSOLIDATION

      The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, The National Medical Rentals, Inc. and its wholly-owned subsidiary, National I.V., Inc. Significant intercompany accounts and transactions have been eliminated in consolidation.

      REVENUE RECOGNITION

      Revenues are reported on the accrual basis in the period in which services are provided at established rates.

      SUPPLIES INVENTORY

      Supplies inventory is carried at the lower of cost or market using the first-in, first-out method.

      RENTAL EQUIPMENT AND PROPERTY AND EQUIPMENT

      Rental equipment and property and equipment are stated at cost. Depreciation is computed for financial statement purposes over the estimated useful lives of the assets using the straight-line method. The estimated useful lives are as follows:


                                                                YEARS
                                                               -------
       Rental equipment                                           8
       Leasehold improvements                                  5-31.5
       Automobiles and trucks                                     5
       Furniture, fixtures and equipment                        5-10

      Depreciation is calculated for tax purposes using accelerated methods. Amortization of equipment under capital leases is included in depreciation.

      INCOME TAXES

      The Company and its wholly-owned subsidiaries file consolidated income tax returns.

      Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes. Deferred taxes are recognized for differences between the basis of assets and liabilities for financial statement and income tax purposes. The differences relate primarily to depreciable assets, allowance for doubtful accounts and vacation and bonus payable. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled.

      STATEMENT OF CASH FLOWS

      Investments with an original term of three months or less are considered cash equivalents.

      Cash payments for interest were $1,833,357 during the year ended August 31, 1997. During the year ended August 31, 1997, cash payments for income taxes totaled $462,753.

      Noncash investing and financing activities include the purchase of equipment in exchange for notes payable of $4,684,761 for the year ended August 31, 1997.

      USE OF ESTIMATES

      In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates.

2.    TRADE ACCOUNTS RECEIVABLE

      Approximately 30%, 4%, 49% and 17% of the Company's trade accounts receivable at August 31, 1997 are due from Medicare, Medicaid, health insurance companies, and individuals, respectively.

3.    OTHER ASSETS

      Deferred loan costs of $571,876 at August 31, 1997 are being amortized over the term of the loans. Accumulated amortization of the loan costs was $467,716 at August 31, 1997. Other capitalized costs of $242,200 at August 1997 will be amortized over three to five years.

4.    LONG-TERM DEBT


     Long-term debt at August 31, 1997 consists of the following:

     Metlife Capital Corporation, interest at 7.76% to 9.01%, due in monthly payments of $21,157 including interest through
         May 8, 2001, secured by office equipment.                       $  339,277

     Merrill Lynch Business Financial Services, Inc., interest at
         Wall Street Journal Prime Rate plus 1% (9.5% at August 31,
         1997), due in monthly principal payments of $10,414 plus
         interest through 1999, secured by rental equipment.                208,276

     Merrill Lynch Business Financial Services, Inc., interest at
         30 day commercial paper rate plus 3.15% (8.65% at August
         31, 1997), due in monthly principal payments of $5,000
         plus interest through April 19, 2001, secured by rental
         equipment.                                                         230,000

     Notes payable to finance company, interest at 8% to 9.86%, payable in monthly principal and interest payments totaling
         $35,134, with various maturities through June 21, 2001,
         secured by vehicles.                                               632,277

     Union Planters National Bank, due in monthly interest payments at the bank's prime rate (8.5% at August 31, 1997) with
         balance due July 1, 1998, secured by investments.                  780,000

     Bank One, Texas N.A., $7,500,000 revolving credit note,
         due in quarterly interest payments at the bank's base
         rate plus .875% (9.375% in 1997), principal due July 14,
         1999, secured by substantially all assets of the Company.        6,685,000

     Bank One, Texas, N.A., $4,000,000 revolving credit note,
         due in quarterly interest payments at the bank's base rate plus .875% (9.375% in 1997) principal due July 14, 1998,
         secured by substantially all assets of the Company.                675,000

     Bank One, Texas, N.A., due in quarterly principal payments of $28,571 plus interest at the bank's base rate plus .875%
         (9.375% in 1997) with balance due July 14, 1999, secured
         by substantially all assets of the Company.                        571,429

     Bank One, Texas, N.A., due in quarterly principal payments of $242,187 plus interest at the bank's base rate plus
         .875% (9.375% in 1997) with balance due July 14, 1999,
         secured by substantially all assets of the Company.              1,937,500



     10.25% stockholder note payable, due quarterly in 8
         interest only payments and thereafter due in quarterly
         payments of $40,000 plus interest through July
         15, 2002, secured by common stock.                                 800,000
                                                                        -----------
                                                                         12,858,759
     Less current portion                                                 3,384,814
                                                                        -----------
                                                                        $ 9,473,945
                                                                        ===========


     The notes with Bank One, Texas, N.A. include certain financial covenants which have been met by the Company or waived by the bank.

     Future maturities of long-term debt at August 31, 1997 are as follows:

         1998                                                           $ 3,384,814
         1999                                                             8,671,579
         2000                                                               343,251
         2001                                                               265,208
         2002                                                               193,907
                                                                        -----------
                                                                        $12,858,759
                                                                        ===========


5.    CAPITAL LEASE OBLIGATIONS

      The Company has various leased property under capital leases that are included in rental equipment and property and equipment in the accompanying financial statements as follows:

      Rental equipment and property and equipment                       $11,213,096
      Accumulated depreciation                                            2,659,277
                                                                        -----------
                                                                        $ 8,553,819
                                                                        ===========


      Future minimum lease payments under capital leases are as follows:

         1998                                                           $ 2,728,345
         1999                                                             2,457,332
         2000                                                             2,129,285
         2001                                                               764,203
                                                                        -----------
                                                                          8,079,165
         Less amounts representing interest                               1,080,058
                                                                        -----------
         Present value of future minimum lease payments
             (including current portion of $2,187,651)                  $ 6,999,107
                                                                        ===========

6.    INCOME TAXES

      As of August 31, 1997, deferred tax liabilities recognized for taxable temporary differences totaled $2,534,724. Deferred tax assets recognized for deductible temporary differences totaled $1,194,717 as of August 31, 1997. There was no valuation allowance.


7.    OPERATING LEASES

      The Company leases its corporate offices, rental locations, and computer processing time under operating leases expiring at various times through the year 2007, with renewal options. The Company leases a substantial portion of its facilities from MOCO Investment Limited Partnership, a real estate partnership of directors and stockholders of the Company. A schedule of minimum rental payments on noncancellable operating leases at August 31, 1997 follows:

                               RELATED PARTY          OTHER              TOTAL
                               -------------       ----------         ----------
      1998                      $  747,667         $  431,486         $1,179,153
      1999                         746,600            318,924          1,065,524
      2000                         746,600            233,022            979,622
      2001                         746,600            122,318            868,918
      2002                         746,600             99,242            845,842
      Thereafter                   248,867             41,329            290,196
                                ----------         ----------         ----------
                                $3,982,934         $1,246,321         $5,229,255
                                ==========         ==========         ==========


      Rent expense under operating leases was $2,037,941 in 1997. Of this expense related party rental expense was $759,900 for the year ended August 31, 1997.

8.    RELATED PARTY TRANSACTIONS

      The Company has a 6.5% installment note receivable from MOCO Investment Limited Partnership originating from the sale of real estate to the partnership. The balance of the note was $113,861 at August 31, 1997. Interest income from this note was $7,810 for the year ended August 31, 1997.

      The Company has related party accounts receivable and payable to MOCO Investment Limited Partnership for various operating expenses. The net accounts receivable balance was $308,369 at August 31, 1997.

      The remaining accounts receivable - related parties balances consist primarily of short-term cash advances to stockholders.

9.    BENEFIT PLANS

      During 1993, the Company implemented a deferred compensation plan covering substantially all full-time employees. Company contributions to the plan are based on 50% of participants' contributions, with a maximum Company contribution of $250 annually. Company contributions totaled $41,317 for the year ended August 31, 1997.

      The Company also has a non-qualified executive deferred compensation plan which covers its management team. Amounts expensed under the plan were not significant. The Company's policy is to make investments in life insurance contracts which should cover future benefits due under the plan.

10.   EMPLOYEE STOCK OWNERSHIP PLAN

      On May 1, 1994, the Company implemented an employee stock ownership plan
      (ESOP). On July 14, 1995, The National Medical Rentals, Inc. borrowed $800,000 with a 10.25% bank note on behalf of the ESOP. The ESOP also borrowed, on the same date, $800,000 with a 10.25% note payable to James
      G. Mosley. Both loans are guaranteed by The National Medical Rentals, Inc.

      The Company reports the total guaranteed ESOP borrowings as debt on its balance sheet. A like amount of guaranteed ESOP obligations is recorded as a reduction in shareholders' equity. As the principal payments are made, the guaranteed ESOP obligation is reduced accordingly.

      Contributions and related administrative expenses for the ESOP were $114,386 for August 31, 1997.


11.   PREFERRED STOCK

      In connection with the 1993 reorganization of the Company, The National Medical Rentals, Inc. approved an exchange of 628,400 shares of $.10 par value common stock held by certain stockholders for an equal number of shares of $.10 par value redeemable preferred stock. Redemption of the preferred stock is at the option of the Company for a liquidation preference of $4 per share. The Company plans, but is not obligated, to redeem the preferred stock over a ten year period.

      During 1997, the Company redeemed 59,508 shares, at the redemption rate of $4 per share, for a total redemption cost of $238,033.

12.   SUBSEQUENT EVENT

      Effective December 1, 1997, the Company was sold to American HomePatient, Inc. The closing date has not been determined.

13.   FINANCIAL STATEMENTS AT NOVEMBER 30, 1997 AND 1996 (UNAUDITED)

      The unaudited financial statements included herein have been prepared, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC"). In the opinion of management, the accompanying unaudited financial statements reflect all adjustments (consisting of only normally recurring accruals) necessary to present fairly the financial position as of November 30, 1997 and the results of operations and cash flows for the three months ended November 30, 1996 and 1997.

                           AMERICAN HOMEPATIENT, INC.

                        PRO FORMA SELECTED FINANCIAL DATA

                                   (unaudited)


Pursuant to a Stock Purchase Agreement, the Registrant's wholly-owned subsidiary, American HomePatient, Inc., a Tennessee corporation (the "Subsidiary"), consummated on February 5, 1998, through arm's-length negotiations, the acquisition of the stock of National Medical Systems, Inc. ("NMS"), an Arkansas corporation. The stock was sold by James G. Mosley, his sons James S. Mosley and William Kent Mosley, and certain affiliated limited partnerships and trusts. The acquisition will be accounted for as a purchase. The purchase price was approximately $35,350,000 consisting of $1,000,000 by promissory note, approximately $17,785,000 by satisfaction or assumption of outstanding debt obligations, and the remainder in cash. The cash portion of the purchase price was funded through operations and an existing credit facility with a consortium of financial institutions headed by Bankers Trust Company.

In addition, effective during 1997, American HomePatient has acquired assets and assumed liabilities of other home care businesses (the "Other Acquired Operations"). None of the other acquisitions effective in 1997 have been significant acquisitions under Regulation S-X of the Securities and Exchange Commission.

The unaudited pro forma income statement data for the year ended December 31, 1997 has been prepared based on the historical income statement of the Registrant, as adjusted to reflect the acquisitions of NMS and the Other Acquired Operations as if such agreements had been effective as of January 1, 1997. The pro forma income statement data may not be indicative of the future results of operations and what the actual results of operations would have been had the acquisitions described above been effective January 1, 1997.

                           AMERICAN HOMEPATIENT, INC.

                         PRO FORMA INCOME STATEMENT DATA
                          YEAR ENDED DECEMBER 31, 1997

                 (unaudited, in thousands, except share amounts)


                                                AMERICAN                    OTHER
                                               HOMEPATIENT,                ACQUIRED                               TOTAL
                                                  INC.          NMS       OPERATIONS          ADJUSTMENTS        COMPANY
                                               -----------   --------     ----------          -----------        --------
NET REVENUES                                   $ 387,277     $  31,947     $  23,838           $     -          $ 443,062
                                               ---------     ---------     ---------           -------          ---------
EXPENSES:
    Cost of sales                                 96,418         4,428         6,793           $  (180) (A)       107,459
    Operating                                    217,532        18,083         9,845              (185) (A, B)    245,275
    General and administrative                    15,953         2,792         2,703            (3,698) (B, C)     17,750
    Depreciation and amortization                 33,736         3,130         1,140               512  (D)        38,518
    Interest                                      16,494         1,668           596             2,707  (E)        21,465
    Restructuring charge                          33,829             -             -                 -             33,829
    Goodwill impairment                            8,165             -             -                 -              8,165
                                               ---------     ---------     ---------           -------          ---------
                                                 422,127        30,101        21,077              (844)           472,461
                                               ---------     ---------     ---------           -------          ---------
Income (loss) before income taxes                (34,850)        1,846         2,761               844            (29,399)
Income taxes provision (benefit)                  (8,942)          738         1,105               338 (F)         (6,761)
                                               ---------     ---------     ---------           -------          ---------
Net income (loss)                              $ (25,908)    $   1,108     $   1,657           $   506          $ (22,637)
                                               =========     =========     =========           =======          =========
Weighted average shares:

    Basic                                         14,838                                                           14,838
                                               =========                                                        =========
Net loss per share:
    Basic                                      $   (1.75)                                                       $   (1.53)
                                               =========                                                        =========

Diluted earnings per share is not presented because it is anti-dilutive



                           AMERICAN HOMEPATIENT, INC.

                   NOTES TO PRO FORMA SELECTED FINANCIAL DATA

                                   (UNAUDITED)

(a) Reflects the reduction of certain expenses as a result of renegotiated vendor contracts entered into by certain of the acquired operations.

(b) Reflects additional general and administrative and operating expenses as a result of integrating acquired operations. This adjustment includes additional salaries and personnel expenses for certain acquisitions, interim operating agreement management fees and other corporate expenses expected to be incurred in connection with the acquisitions.

(c) Reflects the elimination of corporate overhead charges allocated to certain of the acquired operations by the company's respective parent and the elimination of expenses related to the officers of certain of the acquired operations. The Company did not acquire the parent's operations and therefore did not assume these liabilities and expenditures. In addition, the Company did not hire certain officers of certain of the acquired operations.

(d) Reflects the incremental depreciation and amortization resulting from the step-up of property and equipment in accordance with purchase accounting for the acquired operations and the adjustment of depreciation methods associated with certain of the acquired operations.

(e) Reflects additional interest expense as a result of seller notes payable and borrowings under the Line of Credit in order to fund the cash portion of the acquisitions and the elimination of interest expenses of certain of the acquired operations upon the repayment of debt by the Company immediately following the acquisition where applicable.

(f)   Reflects the adjustment to income taxes related to pro forma adjustments.

                                    SIGNATURE



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                           AMERICAN HOMEPATIENT, INC.



                                           By:  /s/Mary Ellen Rodgers
                                                -------------------------------
                                           Name: Mary Ellen Rodgers

                                           Title: Principal Financial and Chief
                                                  Accounting Officer, Senior
                                                  Vice President

Date: April 15, 1998












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